                                                                    EXHIBIT 23.2

                      CONSENT OF COOPERS & LYBRAND L.L.P.


We consent to the incorporation by reference in the registration statement of Alabama National BanCorporation on Form S-8 (File No. 333-07951) of our report dated January 15, 1997, on our audits of the consolidated financial statements and financial statement schedules of Alabama National BanCorporation as of December 31, 1996 and 1994, and for the years ended December 31, 1996 and 1994, which report is included in this Annual Report on Form 10-K.



                                /s/ Coopers & Lybrand L.L.P.
                                ----------------------------
                                COOPERS & LYBRAND L.L.P.


Birmingham, Alabama
March 26, 1997









                                        1